Exhibit 99.1

                        LAKELAND FINANCIAL CORPORATION


FOR IMMEDIATE RELEASE                   Contact:   David M. Findlay
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (574) 267-9197

                   LAKELAND FINANCIAL CORPORATION ANNOUNCES
                  NEW ISSUANCE OF TRUST PREFERRED SECURITIES
                        AND CALL OF EXISTING SECURITIES

     Warsaw, Indiana (September 8, 2003) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today announced that it intends to issue $30.0 million of floating rate trust preferred securities on October 1, 2003 through Lakeland Statutory Trust II, a subsidiary of the Company. The securities are tentatively priced at three month LIBOR + 3.05% with a term of 30 years and will be privately issued as part of a pooled trust preferred offering. Proceeds from the issuance will be used to redeem the Company's existing $20.0 million fixed rate trust preferred securities and for general corporate purposes. The existing trust preferred securities, which will be called on October 1, 2003, were issued in September 1997 at a fixed rate of 9.00% and became callable in September 2002.

     Lakeland Financial Corporation is a $1.2 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 42 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include Stifel Nicolaus & Company, Howe Barnes Investments, Inc., Raymond James & Associates, Inc., McDonald Investments, Inc., FTN Financial Securities Corp. and Trident Securities.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.